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Exhibit 3.3

CERTIFICATE OF FORMATION

OF

HILAND PARTNERS GP, LLC

        This Certificate of Formation, dated October 18, 2004, has been duly executed and is filed pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the "Act") to form a limited liability company (the "Company") under the Act.

        1.     Name. The name of the Company is: "Hiland Partners GP, LLC".

        2.     Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 18-104 of the Act is:

  Corporation Trust Center
  1209 Orange Street
  Wilmington, Delaware 19801

        The name and the address of the registered agent for service of process required to be maintained by Section 18-104 of the Act are:

  The Corporation Trust Company
  Corporation Trust Center
  1209 Orange Street
  Wilmington, Delaware 19801

        EXECUTED as of the date written first above.

By:	/s/ RANDY MOEDER Randy Moeder Authorized Person

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  Exhibit 3.3